Exhibit 1.1
THE JONES GROUP INC.
JONES APPAREL GROUP HOLDINGS, INC.
JONES APPAREL GROUP USA, INC.
JAG FOOTWEAR, ACCESSORIES AND RETAIL CORPORATION
6.875% Senior Notes Due 2019
UNDERWRITING AGREEMENT
March 2, 2011
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
As Representatives of the several Underwriters
named in Schedule II hereto
     c/o Citigroup Global Markets Inc.
     388 Greenwich Street
     New York, New York 10013
Ladies and Gentlemen:
          The Jones Group Inc., a Pennsylvania corporation (the “Company”), Jones Apparel Group Holdings, Inc., a Delaware corporation (“Jones Apparel Group Holdings”), Jones Apparel Group USA, Inc., a Delaware corporation (“Jones Apparel Group USA”), and JAG Footwear, Accessories and Retail Corporation, a New Jersey corporation (“JAG Footwear” and together with the Company, Jones Apparel Group Holdings and Jones Apparel Group USA, the “Issuers”), as joint and several obligors, propose to sell to the several underwriters named in Schedule II hereto (the “Underwriters”), for whom you (the “Representatives”) are acting as representatives, the principal amount of their securities identified in Schedule I hereto (the “Securities”), to be issued under an indenture (the “Indenture”) dated as of the Closing Date, among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”). Any reference herein to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 which were filed under the Exchange Act on or before the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be; and any reference herein to the terms “amend,” “amendment” or “supplement” with respect to the Registration Statement, the Base Prospectus, any Preliminary Prospectus or the Final Prospectus shall be deemed to refer to and include the filing of any document under the Exchange Act after the Effective Date of the Registration Statement or the issue date of the Base Prospectus, any Preliminary Prospectus or the Final Prospectus, as the case may be, deemed to be incorporated therein by reference. Certain terms used herein are defined in Section 21 hereof.
          1. Representations and Warranties. The Issuers jointly and severally represent and warrant to, and agree with, each Underwriter as set forth below in this Section 1.

     (a) The Issuers meet the requirements for use of Form S-3 under the Act and have prepared and filed with the Commission an automatic shelf registration statement, as defined in Rule 405 (the file number of which is set forth in Schedule I hereto) which has been filed within the last three years on Form S-3, including a related Base Prospectus, for registration under the Act of the offering and sale of the Securities; and no notice of objection of the Commission to the use of such Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Securities Act has been received by the Issuers. Such Registration Statement, including any amendments thereto filed prior to the Execution Time, became effective upon filing; and no order suspending the effectiveness of the Registration Statement has been issued by the Commission and no proceeding for that purpose or pursuant to Section 8A of the Act against the Issuers or related to the offering has been initiated or threatened by the Commission. The Issuers may have filed with the Commission, as part of an amendment to the Registration Statement or pursuant to Rule 424(b), one or more Preliminary Prospectuses relating to the Securities, each of which has previously been furnished to you. The Issuers will file with the Commission a Final Prospectus relating to the Securities in accordance with Rule 424(b). As filed, such Final Prospectus shall contain all information required by the Act and the rules thereunder, and, except to the extent the Representatives shall agree in writing to a modification, shall be in all substantive respects in the form furnished to you prior to the Execution Time or, to the extent not completed at the Execution Time, shall contain only such specific additional information and other changes (beyond that contained in the Base Prospectus and any Preliminary Prospectus) as the Issuers have advised you, prior to the Execution Time, will be included or made therein. The Registration Statement, at the Execution Time, meets the requirements set forth in Rule 415(a)(1)(x).
     (b) On each Effective Date, the Registration Statement did, and when the Final Prospectus is first filed in accordance with Rule 424(b) and on the Closing Date (as defined herein), the Final Prospectus (and any supplement thereto) will, comply in all material respects with the applicable requirements of the Act, the Exchange Act and the Trust Indenture Act and the respective rules thereunder; on each Effective Date and at the Execution Time, the Registration Statement did not and will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading; on the Effective Date and on the Closing Date the Indenture did or will comply in all material respects with the applicable requirements of the Trust Indenture Act; and as of its date and on the Closing Date, the Final Prospectus (together with any supplement thereto) will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Issuers make no representation or warranty as to (i) that part of the Registration Statement which shall constitute the Statement of Eligibility and Qualification (Form T-1) under the Trust Indenture Act of the Trustee or (ii) the information contained in or omitted from the Registration Statement or the Final Prospectus (or any supplement thereto) in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of any Underwriter through the Representatives specifically for inclusion in the Registration Statement or the Final Prospectus (or any supplement thereto), it being understood and

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agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (c) (i) The Disclosure Package and (ii) each electronic road show used by the Issuers in connection with the offering of the Securities, when taken together as a whole with the Disclosure Package, does not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that none of the Issuers make any representation or warranty as to information contained in or omitted from the Disclosure Package, or any amendment or supplement thereto, in reliance upon and in conformity with information furnished in writing to the Issuers by or on behalf of the Underwriters through the Representative specifically for inclusion therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus (i) at the time they were or hereafter are filed with the Commission, complied or will comply in all material respects with the requirements of the Exchange Act and (ii) when read together with the other information in the Disclosure Package, at the Execution Time, and when read together with the other information in the Final Prospectus, as of its date and at the Closing Date, did not or will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     (e) Each Issuer is not an Ineligible Issuer (as defined in Rule 405) and is a Well-Known Seasoned Issuer, in each case at the times specified in the Act in connection with the offering of the Securities. The Issuers agree to pay the fees required by the Commission relating to the Securities within the time required by Rule 456(b)(1) without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r).
     (f) Each Issuer Free Writing Prospectus and the final term sheet prepared and filed pursuant to Section 5(b) hereto does not include any information that conflicts with the information contained in the Registration Statement, the Preliminary Prospectus or the Final Prospectus, including any document incorporated therein by reference and any prospectus supplement deemed to be a part thereof that has not been superseded or modified. The foregoing sentence does not apply to statements in or omissions from any Issuer Free Writing Prospectus based upon and in conformity with written information furnished to the Issuers by any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by or on behalf of any Underwriter consists of the information described as such in Section 8 hereof.
     (g) Each Issuer and its Significant Subsidiaries has been duly incorporated and is validly existing as a corporation in good standing under the laws of its jurisdiction of incorporation, is duly qualified to do business and is in good standing as a foreign

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corporation in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification and has all power and authority necessary to own or hold its properties and to conduct the businesses in which it is engaged, except where the failure to so qualify or have such power or authority would not, singularly or in the aggregate, have a material adverse effect on the condition, financial or otherwise, earnings, business affairs or business prospects of the Issuers and their subsidiaries taken as a whole (a “Material Adverse Effect”).
     (h) The Company has the authorized capitalization as set forth in the Disclosure Package and the Final Prospectus under the heading “Capitalization”; and all of the outstanding shares of capital stock of each Significant Subsidiary of each of the Issuers have been duly and validly authorized and issued, are fully paid and non-assessable and, except as described in the Registration Statement, the Disclosure Package or the Final Prospectus, are owned directly or indirectly by such Issuer, free and clear of any lien, charge, encumbrance, security interest, restriction upon voting or transfer or any other claim of any third party other than “Permitted Liens” as defined in the indenture dated as of November 22, 2004, among the Issuers and U.S. Bank National Association (as successor in interest to SunTrust Bank), as amended and supplemented prior to the date hereof.
     (i) Each Issuer has full right, power and authority to execute and deliver each of the following documents to which it is a party: this Agreement, the Indenture and the Securities (collectively, the “Transaction Documents”), and to perform its obligations hereunder and thereunder; and all corporate action required to be taken for the due and proper authorization, execution and delivery of each of the Transaction Documents and the transactions contemplated thereby will have been duly and validly taken as of the Closing Date.
     (j) This Agreement has been duly authorized, executed and delivered by each of the Issuers.
     (k) As of the Closing Date, the Indenture will have been duly authorized by each of the Issuers and, when duly executed and delivered in accordance with its terms by each of the parties thereto, will constitute a valid and legally binding agreement of each of the Issuers, enforceable against each of them in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally from time to time in effect and by general equitable principles, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing (whether considered in a proceeding in equity or at law). As of the Effective Date, the Indenture was duly qualified under the Trust Indenture Act.
     (l) As of the Closing Date, the Securities will have been duly authorized by each of the Issuers and, when duly executed, authenticated, issued and delivered as provided in the Indenture and paid for as provided herein, the Securities will each be duly and validly issued and outstanding and will constitute valid and legally binding obligations of the Issuers, entitled to the benefits of the Indenture and enforceable against

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the Issuers in accordance with their terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws affecting creditors’ rights generally and by general equitable principles (whether considered in a proceeding in equity or at law).
     (m) None of the Issuers are, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Disclosure Package and the Final Prospectus, none of the Issuers will be, an “investment company” or a company “controlled by” an investment company within the meaning of the Investment Company Act of 1940, as amended.
     (n) The execution, delivery and performance by each Issuer of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by such Issuer with the terms hereof and thereof and the consummation of the transactions contemplated by the Transaction Documents will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance which is material to the Issuers and their subsidiaries, taken as a whole, upon any property or assets of such Issuer or any of its subsidiaries pursuant to, any agreement or instrument which is material to the Issuers and their subsidiaries, taken as a whole, to which such Issuer or any of its subsidiaries is a party or by which such Issuer or any of its subsidiaries is bound or to which any of the property or assets of such Issuer or any of its subsidiaries is subject, nor will such actions result in any violation of the provisions of the charter or by-laws of such Issuer or any of its Significant Subsidiaries or any statute or any judgment, order, decree, rule or regulation which is material to the Issuers and their subsidiaries, taken as a whole, of any court or arbitrator or governmental agency or body having jurisdiction over such Issuer or any of its subsidiaries or any of its properties or assets; and no consent, approval, authorization or order of, or filing or registration with, any such court or arbitrator or governmental agency or body having jurisdiction over any Issuer or any of its subsidiaries under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by such Issuer of any of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by such Issuer with the terms thereof and the consummation of the transactions contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, registrations or qualifications (i) which shall have been obtained or made prior to the Closing Date, (ii) as may be required to be obtained or made under applicable state securities laws and (iii) which would not, singularly or in the aggregate, have a Material Adverse Effect.
     (o) The financial statements and related notes thereto included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement comply in all material respects with the applicable requirements of the Exchange Act and Regulation S-X under the Act applicable to registration statements on Form S-3, as applicable, and present fairly the financial position of the Company and its subsidiaries as of the dates indicated and the results of their operations and the changes in

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their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby, except as disclosed therein; and the other financial information of the Company and its subsidiaries included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement have been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby in all material respects. The pro forma financial information and the related notes thereto incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement have been prepared in accordance with the applicable requirements of the Act and the Exchange Act, as applicable, and the assumptions underlying such pro forma financial information are reasonable.
     (p) Since the date of the most recent financial statements of the Company included or incorporated by reference in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, except as disclosed in the Preliminary Prospectus, the Final Prospectus and the Registration Statement (exclusive of any amendment or supplements thereto subsequent to the Execution Time) (i) there has not been (A) any change in the capital stock or long-term debt of any of the Issuers or their Significant Subsidiaries, or any dividend or distribution of any kind (other than regular quarterly dividends) declared, set aside for payment, paid or made by any of the Issuers on any class of capital stock, or (B) any material adverse change, or any development involving a prospective material adverse change, in or affecting the business, properties, management, financial position, or results of operations of the Issuers and their subsidiaries taken as a whole; (ii) none of the Issuers or any of their subsidiaries has entered into any transaction or agreement that is material to the Issuers and their Significant Subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Issuers and their Significant Subsidiaries taken as a whole; and (iii) none of the Issuers or any of their subsidiaries has sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor disturbance or dispute or any action, order or decree of any court or arbitrator or governmental or regulatory authority.
     (q) Except as disclosed in the Preliminary Prospectus, the Final Prospectus and the Registration Statement, there are no legal or governmental proceedings pending to which any Issuer or any of its subsidiaries is a party or of which any property or assets of any Issuer, or any of its subsidiaries is the subject which, singularly or in the aggregate, if determined adversely to such Issuer or any of its subsidiaries, could reasonably be expected to have a Material Adverse Effect; and to the knowledge of the Issuers, no such proceedings are threatened or contemplated by governmental authorities or threatened by others.
     (r) No action has been taken and no statute, rule, regulation or order has been enacted, adopted or issued by any governmental agency or body which prevents the issuance of the Securities or suspends the sale of the Securities in any jurisdiction; no injunction, restraining order or order of any nature by any Federal or state court of

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competent jurisdiction has been issued with respect to any Issuer or any of its subsidiaries which would prevent or suspend the issuance and sale of the Securities or the use of the Preliminary Prospectus, the Final Prospectus and the Registration Statement in any jurisdiction; no action, suit or proceeding is pending against or, to the knowledge of each Issuer, threatened against or affecting any Issuer or any of its subsidiaries before any court or arbitrator or any governmental agency, body or official, domestic or foreign, which could reasonably be expected to interfere with or materially and adversely affect the issuance and sale of the Securities or in any manner draw into question the validity, enforceability or consummation of any of the Transaction Documents or any action taken or to be taken pursuant thereto.
     (s) None of the Issuers or any of their subsidiaries is (i) in violation of its charter or by-laws, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets may be subject, except in the case of clause (ii) or (iii) for any such violation or default which would not have a Material Adverse Effect.
     (t) BDO USA, LLP are independent public accountants with respect to the Company and its subsidiaries as required by the Act and the Exchange Act and the rules of the Public Company Accounting Oversight Board (the “PCAOB”). J.H. Cohn LLP, which expressed its opinion with respect to the financial statements of Stuart Weitzman Holdings, LLC (“Stuart Weitzman”) and it subsidiaries, are independent public accountants with respect to the Stuart Weitzman and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and ruling thereunder.
     (u) The Issuers (i) have filed all income tax returns that are required to be filed or have requested extensions thereof and (ii) have paid all taxes required to be paid by them, and any other assessment, fine or penalty levied against them, to the extent that any of the foregoing is due and payable, except, in each of (i) and (ii), (A) for taxes being contested in good faith for which adequate reserves have been provided in accordance with generally accepted accounting principles, (B) for any such taxes the failure of which to pay or so file could not, individually or in the aggregate, reasonably by expected to have a Material Adverse Effect or (C) as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the Execution Time).
     (v) No labor problem or dispute with the employees of the Issuers or any of their subsidiaries exists or is threatened or imminent, and the Issuers are not aware of any existing or imminent labor disturbance by the employees of any of their or their subsidiaries’ principal suppliers, contractors or customers, in each case, that could have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package

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and the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the Execution Time).
     (w) Each of the Issuers and each of their subsidiaries are insured by financially sound and reputable carriers against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all policies of insurance insuring the Issuers or any of their subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect. Neither the Issuers nor any such subsidiary has any reason to believe it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect, except as set forth or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any supplement thereto subsequent to the Execution Time).
     (x) No subsidiary of each of the Issuers is currently prohibited, directly or indirectly, from paying any dividends to the Issuers, from making any other distribution on such subsidiary’s capital stock, from repaying to the Issuers any loans or advances to such subsidiary from the Issuers or from transferring any of such subsidiary’s property or assets to the Issuers or any other subsidiary of the Issuers, except as disclosed in or contemplated by the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the Execution Time).
     (y) Each of the Issuers and each of their subsidiaries possess all licenses, certificates, authorizations and permits which are material to the Issuers and their subsidiaries, taken as a whole, issued by, and have made all declarations and filings with, the appropriate Federal, state or foreign regulatory agencies or bodies which are necessary for the ownership of its properties or the conduct of their businesses as described in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the Execution Time), except where the failure to possess or make the same would not, singularly or in the aggregate, have a Material Adverse Effect, and none of the Issuers or any of their subsidiaries has received notification of any revocation or modification of any such license, certificate, authorization or permit or has any reason to believe that any such license, certificate, authorization or permit will not be renewed in the ordinary course.
     (z) The Issuers and each of their subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Issuers and their subsidiaries are not aware of any material weakness in their internal controls over financial reporting.

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     (aa) The Issuers and their subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act). The Issuers and their subsidiaries have carried out evaluations of the effectiveness of such disclosure controls and procedures and such disclosure controls and procedures are effective.
     (bb) The Issuers have not taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.
     (cc) The Issuers and their subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability under any Environmental Law, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not, individually or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the Execution Time). Except as set forth in the Disclosure Package and the Final Prospectus, or which would not, individually or in the aggregate, have a Material Adverse Effect, neither the Issuers nor any of their subsidiaries have been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.
     (dd) In the ordinary course of their business, the Issuers periodically review the effect of Environmental Laws on the business, operations and properties of the Issuers and their subsidiaries and on the basis of such review, the Issuers have reasonably concluded that such associated costs and liabilities would not, singly or in the aggregate, have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the Execution Time).
     (ee) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period that could have a Material Adverse Effect; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Issuers or any of their subsidiaries that could have a Material Adverse Effect; (iii) any breach of any contractual obligation, or any violation of law or applicable

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qualification standards, with respect to the employment or compensation of employees by the Issuers or any of their subsidiaries that could have a Material Adverse Effect. None of the following events has occurred or is reasonably likely to occur: (i) an increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Issuers and their subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Issuers and their subsidiaries that could have a Material Adverse Effect; (ii) an increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Issuers and their subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Issuers and their subsidiaries that could have a Material Adverse Effect; (iii) any event or condition giving rise to a liability under Title IV of ERISA that could have a Material Adverse Effect; or (iv) the filing of a claim by one or more employees or former employees of the Issuers or any of their subsidiaries related to their employment that could have a Material Adverse Effect. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Issuers or any of their subsidiaries may have any material liability.
     (ff) There is and has been no failure on the part of the Issuers and any of the Issuers’ directors or officers, in their capacities as such, to comply in all material respects with the provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.
     (gg) The Issuers, their subsidiaries and, to the knowledge of the Issuers, their affiliates have conducted their businesses in compliance with the Foreign Corrupt Practices Act of 1977, as amended and the rules and regulations thereunder in all material respects and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.
     (hh) To the Issuers’ knowledge, the operations of the Issuers and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements and the money laundering statutes and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency having jurisdiction over such Issuers or any of their subsidiaries or any of their properties or assets (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Issuers, threatened.
     (ii) Neither the Issuers nor any of their subsidiaries nor, to the knowledge of the Issuers, any director, officer, agent, employee or affiliate of the Issuers or any of their subsidiaries is currently subject to any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Issuers will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or

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entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (jj) The subsidiaries listed on Annex A attached hereto are the only significant subsidiaries of the Issuers as defined by Rule 1-02 of Regulation S-X (the “Significant Subsidiaries”).
     (kk) Except as disclosed in the Preliminary Prospectus and the Final Prospectus, each of the Issuers and each of their subsidiaries owns or possesses, or can acquire on reasonable terms, adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their businesses, except where the failure to own, possess or acquire the same would not, singularly or in the aggregate, have a Material Adverse Effect; and the conduct of their businesses will not conflict in any material respect with, and none of the Issuers or their respective subsidiaries has received any notice of any claim (other than such claims as would not reasonably be expected to have a Material Adverse Effect) of conflict with, any such rights of others.
     (ll) On and immediately after the Closing Date, the Issuers (after giving effect to the issuance of the Securities and the other transactions related thereto as described in the Registration Statement, the Disclosure Package and the Final Prospectus) will be Solvent. As used in this paragraph, the term “Solvent” means, with respect to a particular date, that on such date (i) the present fair market value of the assets of the Issuers will exceed their debts and liabilities, subordinated, contingent or otherwise; (ii) the present fair saleable value of the property of the Issuers will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (iii) the Issuers will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities mature; and (iv) the Issuers will not have unreasonably small capital with which to conduct the businesses in which they are engaged as such businesses are now conducted and are proposed to be conducted after the Closing Date.
          Any certificate signed by any officer of an Issuer and delivered to the Representatives or counsel for the Underwriters in connection with the offering of the Securities shall be deemed a representation and warranty by such Issuer, as to matters covered thereby, to each Underwriter.
          2. Purchase and Sale. Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers jointly and severally agree to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Issuers, at the purchase price set forth in Schedule I hereto the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule II hereto.
          3. Delivery and Payment. Delivery of and payment for the Securities shall be made on the date and at the time specified in Schedule I hereto or at such time on such later

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date not more than three Business Days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in same-day funds to an account specified by the Issuers. Delivery of the Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct. Certificates for the Securities shall be registered in such names and in such denominations as Citigroup Global Markets Inc. may request not less than two Business Days in advance of the Closing Date.
          The Issuers agree to have the Securities available for inspection by the Representatives in New York, New York, not later than 1:00 PM on the Business Day prior to the Closing Date.
          4. Offering by Underwriters. It is understood that the several Underwriters propose to offer the Securities for sale to the public as set forth in the Preliminary Prospectus and the Final Prospectus.
          5. Agreements. The Issuers jointly and severally agree with the several Underwriters that:
     (a) Prior to the termination of the offering of the Securities, the Issuers will not file any amendment of the Registration Statement or supplement (including the Final Prospectus or any Preliminary Prospectus) to the Base Prospectus unless the Issuers have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably and promptly object. The Issuers will cause the Final Prospectus, properly completed, and any supplement thereto to be filed in a form approved by the Representatives with the Commission pursuant to the applicable paragraph of Rule 424(b) within the time period prescribed and will provide evidence satisfactory to the Representatives of such timely filing. The Issuers will promptly advise the Representatives (i) when the Final Prospectus, and any supplement thereto, shall have been filed (if required) with the Commission pursuant to Rule 424(b), (ii) when, prior to termination of the offering of the Securities, any amendment to the Registration Statement shall have been filed or become effective, (iii) of any request by the Commission or its staff for any amendment of the Registration Statement prior to the termination of the offering of the Securities, or for any supplement to the Final Prospectus or for any additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any notice objecting to its use or the institution or threatening of any proceeding for that purpose or pursuant to Section 8A of the Act prior to the termination of the offering of the Securities, (v) of the receipt by the Issuers of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act prior to the termination of the offering of the Securities or (vi) of the receipt by the Issuers of any notification with respect to the suspension of the qualification of the Securities for sale in any jurisdiction or the institution or

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threatening of any proceeding for such purpose. The Issuers will use their reasonable best efforts to prevent the issuance of any such stop order or the occurrence of any such suspension or objection to the use of the Registration Statement and, upon such issuance, occurrence or notice of objection, to obtain as soon as possible the withdrawal of such stop order or relief from such occurrence or objection, including, if necessary, by filing an amendment to the Registration Statement or a new registration statement and using their reasonable best efforts to have such amendment or new registration statement declared effective as soon as practicable.
     (b) To prepare a final term sheet, containing solely a description of final terms of the Securities and the offering thereof, in the form approved by you and attached as Schedule IV hereto and to file such term sheet pursuant to Rule 433(d) within the time required by such Rule.
     (c) If, at any time prior to the filing of the Final Prospectus pursuant to Rule 424(b), any event occurs as a result of which the Disclosure Package would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made or the circumstances then prevailing not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Issuers will (i) notify promptly the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package, subject to Section 5(a), to correct such statement or omission; and (iii) supply any amendment or supplement to you in such quantities as you may reasonably request.
     (d) If, at any time when a prospectus relating to the Securities is required to be delivered under the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), any event occurs as a result of which the Final Prospectus as then supplemented would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, or if it shall be necessary to amend the Registration Statement, file a new registration statement or supplement the Final Prospectus to comply with the Act or the Exchange Act or the respective rules thereunder, including in connection with use or delivery of the Final Prospectus, the Issuers promptly will (i) notify the Representatives of any such event, (ii) prepare and file with the Commission, subject to Section 5(a), an amendment or supplement or new registration statement which will correct such statement or omission or effect such compliance, (iii) use their reasonable best efforts to have any amendment to the Registration Statement or new registration statement declared effective as soon as practicable in order to avoid any disruption in use of the Final Prospectus and (iv) supply any supplemented Final Prospectus to you in such quantities as you may reasonably request.

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     (e) As soon as reasonably practicable, the Issuers will make generally available to their security holders and to the Representatives an earnings statement or statements of the Issuers and their subsidiaries which will satisfy the provisions of Section 11(a) of the Act and Rule 158.
     (f) If requested, the Issuers will furnish to the Representatives and counsel for the Underwriters, without charge, signed copies of the Registration Statement (including exhibits thereto) and to each other Underwriter a copy of the Registration Statement (without exhibits thereto) and, so long as delivery of a prospectus by an Underwriter or dealer may be required by the Act (including in circumstances where such requirement may be satisfied pursuant to Rule 172), as many copies of each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus and any supplement thereto as the Representatives may reasonably request. The Issuers will pay the expenses of printing or other production of all documents relating to the offering.
     (g) The Issuers will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representatives may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuers be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, in any jurisdiction where it is not now so subject.
     (h) The Issuers jointly and severally agree that, unless they have or shall have obtained the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Issuers that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuers, they have not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405) required to be filed by the Issuers with the Commission or retained by the Issuers under Rule 433, other than a free writing prospectus containing the information contained in the final term sheet prepared and filed pursuant to Section 5(b) hereto; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Schedule III hereto and any electronic road show. Any such free writing prospectus consented to by the Representatives or the Issuers is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Issuers agree that (x) they have treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (y) they have complied and will comply, as the case may be, with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.
     (i) During the period from the date hereof through and including the later of (i) the completion of the initial distribution of the Securities by the Underwriters, as notified to the Issuers by the Representatives and (ii) the Closing Date for such Securities, but in no event later than 45 days after the date of this Agreement, the Issuers will not, without the prior written consent of Citigroup Global Markets Inc., offer, sell,

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contract to sell, or publicly announce an intention to effect any such sale or contract to sale, or otherwise dispose of any debt securities issued or guaranteed by any of the Issuers.
     (j) The Issuers will not take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.
     (k) The Issuers agree to pay the costs and expenses relating to the following matters: (i) the preparation, printing or reproduction and filing with the Commission of the Registration Statement (including financial statements and exhibits thereto), each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and each amendment or supplement to any of them; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Registration Statement, each Preliminary Prospectus, the Final Prospectus and each Issuer Free Writing Prospectus, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) the registration of the Securities under the Exchange Act; (vi) any registration or qualification of the Securities for offer and sale under the securities or blue sky laws of the several states (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such registration and qualification); (vii) any filings required to be made with FINRA (including filing fees and the reasonable fees and expenses of counsel for the Underwriters relating to such filings); (viii) the transportation and other expenses incurred by or on behalf of Issuers’ representatives in connection with presentations to prospective purchasers of the Securities; (ix) the fees and expenses of the Issuers’ accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; and (x) all other costs and expenses incident to the performance by the Issuers of their obligations hereunder; provided that, except as provided in this Agreement, each party hereto shall pay the fees and expense of its counsel.
          6. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers made in any certificates pursuant to the provisions hereof, to the performance by the Issuers of their obligations hereunder in all material respects and to the following additional conditions:
     (a) The Final Prospectus, and any supplement thereto, have been filed in the manner and within the time period required by Rule 424(b); the final term sheet contemplated by Section 5(b) hereto, and any other material required to be filed by the

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Issuers pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; and no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use shall have been issued and no proceedings for that purpose, pursuant to Rule 401(g)(2) or pursuant to Section 8A under the Act, shall have been instituted or threatened.
     (b) The Underwriters shall have received the opinion, dated the Closing Date, of Cravath, Swaine & Moore LLP, in form and substance satisfactory to counsel for the Underwriters to the effect set forth in Exhibit A-1 hereto.
     (c) The Underwriters shall have received the opinions of (i) Schnader, Harrison, Segal & Lewis LLP, special Pennsylvania counsel for the Company, (ii) Drinker Biddle & Reath LLP, special New Jersey counsel for JAG Footwear and (iii) Ira M. Dansky, Esq., General Counsel of the Issuers, each in form and substance satisfactory to counsel for the Underwriters, to the effect set forth in Exhibits A-2 to A-4.
     (d) The Representatives shall have received from Cahill Gordon & Reindel llp, counsel for the Underwriters, such opinion or opinions, dated the Closing Date and addressed to the Representatives, with respect to the issuance and sale of the Securities, the Indenture, the Registration Statement, the Disclosure Package, the Final Prospectus (together with any supplement thereto) and other related matters as the Representatives may reasonably require, and the Issuers shall have furnished to such counsel such documents as they reasonably request for the purpose of enabling them to pass upon such matters.
     (e) The Issuers shall have furnished to the Representatives a certificate of the Issuers, signed by, in the case of (i) the Company, its Chief Financial Officer and its Executive Vice President, Chief Accounting Officer and Controller, (ii) Jones Apparel Group Holdings, its President and its Treasurer, (iii) Jones Apparel Group USA, its Chief Financial Officer and its Vice President and Assistant Treasurer and (iv) JAG Footwear, its Chief Executive Officer and President and its Chief Financial Officer, dated the Closing Date, to the effect that the signers of such certificate have carefully examined the Registration Statement, the Disclosure Package, the Final Prospectus and any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:
     (i) the representations and warranties of the Issuers in this Agreement that are qualified by materiality are true and correct, and the representations and warranties of the Issuers in this Agreement that are not qualified by materiality are true and correct in all material respects, on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuers have complied in all material respects with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date;
     (ii) no stop order suspending the effectiveness of the Registration Statement or any notice objecting to its use has been issued and no proceedings

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for that purpose have been instituted or, to the Issuers’ knowledge, threatened; and
     (iii) since the date of the most recent financial statements included in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the date hereof), there has been no change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Issuers and their subsidiaries, taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the date hereof).
     (f) (i) The Issuers shall have requested and caused BDO USA, LLP to have furnished to the Representatives, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representatives), dated respectively as of the Execution Time and as of the Closing Date, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of the Act and the Exchange Act and the respective applicable rules and regulations adopted by the Commission thereunder and the PCAOB and confirming certain matters with respect to the financial statements and other financial and accounting information of the Company and its subsidiaries contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus; and (ii) the Issuers shall have requested and caused J.H. Cohn LLP to have furnished to the Representatives, at the Execution Time, a letter, dated as of the Execution Time, in form and substance reasonably satisfactory to the Representatives, confirming that they are independent accountants within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder, and confirming certain matters with respect to the financial statements and other financial and accounting information of Stuart Weitzman and its subsidiaries contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus and the Final Prospectus.
     (g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Registration Statement (exclusive of any amendment thereof subsequent to the Execution Time), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the date hereof), there shall not have been (i) any material change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 6 or (ii) any change in the condition, financial or otherwise, earnings, business affairs or business prospects of the Issuers and their subsidiaries taken as a whole, except as set forth in or contemplated in the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the Execution Time) the effect of which, in any case referred to in clause (i) or (ii) above, is, in the sole judgment of the Representatives, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Registration Statement (exclusive of any amendment thereof subsequent to the Execution Time), the Disclosure Package and the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the Execution Time).

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     (h) Subsequent to the Execution Time, there shall not have been any decrease in the rating of any of the Issuers’ debt securities by any “nationally recognized statistical rating organization” (as defined for purposes of Rule 436(g) under the Act) or any notice given of any intended or potential decrease in any such rating or of a possible change in any such rating that does not indicate the direction of the possible change.
     (i) Prior to the Closing Date, the Issuers shall have furnished to the Representatives such further information, certificates and documents as the Representatives may reasonably request.
          If any of the conditions specified in this Section 6 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representatives and counsel for the Underwriters, this Agreement and all obligations of the Underwriters hereunder may be canceled at, or at any time prior to, the Closing Date by the Representatives. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.
          The documents required to be delivered by this Section 6 shall be delivered at the office of Cahill Gordon & Reindel llp, counsel for the Underwriters, at 80 Pine Street, New York, New York 10005, on the Closing Date.
          7. Reimbursement of Underwriters’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Underwriters set forth in Section 6 hereof is not satisfied, because of any termination pursuant to Section 10(i)(x) hereof or because of any refusal, inability or failure on the part of the Issuers to perform any material agreement herein or comply with any material provision hereof other than by reason of a default by any of the Underwriters, the Issuers will reimburse the Underwriters severally through Citigroup Global Markets Inc. on demand for all reasonable out-of-pocket expenses (including reasonable fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.
          8. Indemnification and Contribution. (a) The Issuers jointly and severally agree to indemnify and hold harmless each Underwriter, its affiliates, the directors, officers, employees and agents of each Underwriter and each person who controls any Underwriter within the meaning of either the Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or in any amendment thereof, or in the Base Prospectus, any Preliminary Prospectus or any other preliminary prospectus supplement relating to the Securities, the Final Prospectus, any Issuer Free Writing Prospectus or the information contained in the final term sheet required to be prepared and filed pursuant to Section 5(b) hereto, or in any amendment thereof or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein (in the case of the Registration Statement) or necessary to make the statements therein not misleading, and agrees to reimburse each such indemnified party, as incurred, for any legal or other expenses reasonably

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incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Issuers will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Underwriter through the Representatives specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.
          (b) Each Underwriter severally and not jointly agrees to indemnify and hold harmless the Issuers, each of their directors, each of their officers, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Underwriter, but only with reference to written information relating to such Underwriter furnished to the Issuers by or on behalf of such Underwriter through the Representatives specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Underwriter may otherwise have. The Issuers acknowledge that the statements set forth (i) in the last paragraph of the cover page regarding delivery of the Securities and, under the heading “Underwriting”, (ii) the list of Underwriters and their respective participation in the sale of the Securities, (iii) the sentences related to concessions and reallowances and (iv) the paragraph related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Prospectus and the Final Prospectus constitute the only information furnished in writing by or on behalf of the several Underwriters for inclusion in any Preliminary Prospectus, the Final Prospectus or any Issuer Free Writing Prospectus.
          (c) Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 8, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be reasonably satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the

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indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to no more than one local counsel in any applicable jurisdiction) for all indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding and does not include any statement as to or any finding of fault, culpability or failure to act by or on behalf of any indemnified party. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent (which consent shall not be unreasonably withheld or delayed), but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement or judgment.
          (d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 8 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers and the Underwriters severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuers and one or more of the Underwriters may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers on the one hand and by the Underwriters on the other from the offering of the Securities; provided, however, that in no case shall any Underwriter (except as may be provided in any agreement among underwriters relating to the offering of the Securities) be responsible for any amount in excess of the underwriting discount or commission applicable to the Securities purchased by such Underwriter hereunder. If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers and the Underwriters severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers on the one hand and of the Underwriters on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Underwriters shall be deemed to be equal to the total underwriting discounts and commissions, in each case as set forth on the cover page of the Final Prospectus. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers on the one hand or the Underwriters on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers and the Underwriters agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account

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of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person who controls an Underwriter within the meaning of either the Act or the Exchange Act and each director, officer, employee and agent of an Underwriter shall have the same rights to contribution as such Underwriter, and each person who controls the Issuers within the meaning of either the Act or the Exchange Act, each officer of the Issuers and each director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d). The Underwriters’ obligations to contribute pursuant to this Section 8 are several in proportion to their respective purchase obligations hereunder and not joint.
          9. Default by an Underwriter. If any one or more Underwriters shall fail to purchase and pay for any of the Securities agreed to be purchased by such Underwriter or Underwriters hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Underwriters shall be obligated severally to take up and pay for (in the respective proportions which the principal amount of Securities set forth opposite their names in Schedule II hereto bears to the aggregate principal amount of Securities set forth opposite the names of all the remaining Underwriters) the Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase; provided, however, that in the event that the aggregate principal amount of Securities which the defaulting Underwriter or Underwriters agreed but failed to purchase shall exceed 10% of the aggregate principal amount of Securities set forth in Schedule II hereto, the remaining Underwriters shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Underwriters do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Underwriter or the Issuers. In the event of a default by any Underwriter as set forth in this Section 9, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representatives shall determine in order that the required changes in the Registration Statement and the Final Prospectus or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Underwriter of its liability, if any, to the Issuers and any nondefaulting Underwriter for damages occasioned by its default hereunder.
          10. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representatives, by written notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) (x) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange (which suspension is not attributable to any of clause (i)(y), (ii) or (iii) of this Section 10) or (y) trading in securities generally on the New York Stock Exchange shall have been suspended or limited or minimum prices shall have been established on such exchange, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States of a national emergency or war, or other calamity or crisis the effect of which on financial markets is such as to make it, in the sole judgment of the Representatives, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by any Preliminary Prospectus or the Final Prospectus (exclusive of any amendment or supplement thereto subsequent to the date hereof).

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          11. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers or their officers and of the Underwriters set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or its affiliates or the Issuers or any of the officers, directors, employees, agents or controlling persons referred to in Section 8 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 7 and 8 hereof shall survive the termination or cancellation of this Agreement.
          12. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representatives, will be mailed, delivered or telefaxed to the Citigroup Global Markets Inc. General Counsel (fax no.: (212) 816-7912) and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York 10013, Attention: General Counsel, with a copy mailed, delivered or telefaxed to William J. Miller, Esq. (fax no.: (212) 269-5420) at Cahill Gordon & Reindel llp, 80 Pine Street, New York, NY 10005; or, if sent to the Issuers, will be mailed, delivered or telefaxed to (fax no.: (212) 790-9988) and confirmed to it at 1411 Broadway, New York, New York 10018, Attention: General Counsel, with a copy mailed, delivered or telefaxed to William V. Fogg, Esq. (fax no.: (212) 474-3700) at Cravath, Swaine & Moore LLP, Worldwide Plaza, 825 Eighth Avenue, New York, NY 10019.
          13. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 8 hereof, and no other person will have any right or obligation hereunder.
          14. No Fiduciary Duty. The Issuers hereby acknowledge that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers, on the one hand, and the Underwriters and any affiliate through which it may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Issuers and (c) the Issuers’ engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Issuers agree that they are solely responsible for making their own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Issuers on related or other matters). The Issuers agree that they will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Issuers, in connection with such transaction or the process leading thereto.
          15. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Underwriters, or any of them, with respect to the subject matter hereof.
          16. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

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          17. Waiver of Jury Trial. The Issuers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.
          18. Counterparts. This Agreement may be signed in one or more counterparts, each of which shall constitute an original and all of which together shall constitute one and the same agreement.
          19. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.
          20. Miscellaneous. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including the Issuers, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.
          21. Definitions. The terms that follow, when used in this Agreement, shall have the meanings indicated.
          “Act” shall mean the Securities Act of 1933, as amended and the rules and regulations of the Commission promulgated thereunder.
          “Base Prospectus” shall mean the base prospectus referred to in paragraph 1(a) above contained in the Registration Statement at the Effective Date.
          “Business Day” shall mean any day other than a Saturday, a Sunday or a legal holiday or a day on which banking institutions or trust companies are authorized or obligated by law to close in New York City.
          “Commission” shall mean the Securities and Exchange Commission.
          “Disclosure Package” shall mean (i) the Base Prospectus, (ii) the Preliminary Prospectus used most recently prior to the Execution Time, (iii) the Issuer Free Writing Prospectuses, if any, identified in Schedule III hereto, (iv) the final term sheet prepared and filed pursuant to Section 5(b) hereto, if any, and (v) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.
          “Effective Date” shall mean each date and time that the Registration Statement and any post-effective amendment or amendments thereto became or becomes effective.
          “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.
          “Execution Time” shall mean 4:15 p.m. on March 2, 2011.
          “Final Prospectus” shall mean the prospectus supplement relating to the Securities that was first filed pursuant to Rule 424(b) after the Execution Time, together with the Base Prospectus.
          “FINRA” shall mean the Financial Industry Regulatory Authority.

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          “Free Writing Prospectus” shall mean a free writing prospectus, as defined in Rule 405.
          “Issuer Free Writing Prospectus” shall mean an issuer free writing prospectus, as defined in Rule 433.
          “Preliminary Prospectus” shall mean any preliminary prospectus supplement to the Base Prospectus referred to in paragraph 1(a) above which is used prior to the filing of the Final Prospectus, together with the Base Prospectus.
          “Registration Statement” shall mean the registration statement referred to in paragraph 1(a) above, including exhibits and financial statements and any prospectus supplement relating to the Securities that is filed with the Commission pursuant to Rule 424(b) and deemed part of such registration statement pursuant to Rule 430B, as amended on each Effective Date and, in the event any post-effective amendment thereto becomes effective prior to the Closing Date, shall also mean such registration statement as so amended.
          “Rule 158”, “Rule 163”, “Rule 164”, “Rule 172”, “Rule 405”, “Rule 415”, “Rule 424”, “Rule 430B” and “Rule 433” refer to such rules under the Act.
          “Significant Subsidiary” shall have the meaning assigned to such term in Rule 1-02 of Regulation S-X.
          “Trust Indenture Act” shall mean the Trust Indenture Act of 1939, as amended and the rules and regulations of the Commission promulgated thereunder.
          “Well-Known Seasoned Issuer” shall mean a well-known seasoned issuer, as defined in Rule 405.

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          If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Issuers and the several Underwriters.

Very truly yours, THE JONES GROUP INC.
By:	/s/ Joseph T. Donnalley
	Name:	Joseph T. Donnalley
	Title:	Treasurer and Senior Vice President, Corporation Taxation and Risk Management

JONES APPAREL GROUP HOLDINGS, INC.
By:	/s/ Joseph T. Donnalley
	Name:	Joseph T. Donnalley
	Title:	Treasurer

JONES APPAREL GROUP USA, INC.
By:	/s/ Joseph T. Donnalley
	Name:	Joseph T. Donnalley
	Title:	Treasurer

JAG FOOTWEAR, ACCESSORIES AND RETAIL CORPORATION
By:	/s/ Joseph T. Donnalley
	Name:	Joseph T. Donnalley
	Title:	Vice President and Treasurer

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The foregoing Agreement is
hereby confirmed and accepted
as of the date specified in
Schedule I hereto.

CITIGROUP GLOBAL MARKETS INC. J.P. MORGAN SECURITIES LLC
By:	Citigroup Global Markets Inc.

By:	/s/ David Leland
	Name:	David Leland
	Title:	Director

By:	J.P. Morgan Securities LLC

By:	/s/ Cornelius J. Droogan
	Name:	Cornelius J. Droogan
	Title:	Managing Director

For themselves and the other
several Underwriters, if any,
named in Schedule II to the
foregoing Agreement.

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ANNEX A

Entity	Jurisdiction
JAG Footwear, Accessories and Retail Corporation	New Jersey
Jones Apparel Group Canada ULC	Canada
Jones Apparel Group Canada, LP	Canada
Jones Apparel Group Holdings, Inc.	Delaware
Jones Apparel Group USA, Inc.	Delaware
Jones Holding Inc.	Delaware
Jones Investment Co. Inc.	Delaware
Jones Jeanswear Group, Inc.	New York
Jones Jewelry Group, Inc.	Rhode Island
Nine West Development Corporation	Delaware

SCHEDULE I
Underwriting Agreement dated March 2, 2011
Registration Statement No. 333-166566
Representatives: Citigroup Global Markets Inc. and J.P. Morgan Securities LLC
Title, Purchase Price and Description of Securities:

Title:	6.875% Senior Notes due 2019
Principal amount:	$300,000,000
Purchase price (include accrued interest or amortization, if any):	$294,000,000
Sinking fund provisions:	None
Redemption provisions:	As set forth in the Disclosure Package
Other provisions:	As set forth in the Disclosure Package
Closing Date, Time and Location: March 7, 2011 at 10:00 a.m. at Cahill Gordon & Reindel llp, 80 Pine Street, New York, New York 10005
Type of Offering: Non-delayed
Date referred to in Section 5(i) after which the Issuers may offer or sell debt securities issued or guaranteed by the Issuers without the consent of the Representative(s): April 18, 2011
Modification of items to be covered by the letters from BDO USA, LLP and J.H. Cohn LLP delivered pursuant to Section 6(f) at the Execution Time: None

SCHEDULE II

Principal Amount
of Securities to
Underwriters	be Purchased

Citigroup Global Markets Inc.	$120,000,000
J.P. Morgan Securities LLC	99,000,000
Merrill Lynch, Pierce, Fenner & Smith Incorporated	24,000,000
SunTrust Robinson Humphrey, Inc.	24,000,000
Wells Fargo Securities, LLC	24,000,000
Goldman, Sachs & Co.	9,000,000

Total	$300,000,000

SCHEDULE III
ISSUER FREE WRITING PROSPECTUS
(RELATING TO PRELIMINARY PROSPECTUS SUPPLEMENT
DATED MARCH 2, 2011)
FILED PURSUANT TO RULE 433
REGISTRATION NUMBER 333-166566
THE JONES GROUP INC.
JONES APPAREL GROUP HOLDINGS, INC.
JONES APPAREL GROUP USA, INC.
JAG FOOTWEAR, ACCESSORIES AND RETAIL CORPORATION
$300,000,000 6.875% Senior Notes due 2019
Final Pricing Term Sheet
March 2, 2011
This Final Pricing Term Sheet is qualified in its entirety by reference to the Preliminary Prospectus Supplement. The information in this Final Pricing Term Sheet supplements the Preliminary Prospectus Supplement and supersedes the information in the Preliminary Prospectus Supplement to the extent inconsistent with the information in the Preliminary Prospectus Supplement.

Issuers:	The Jones Group Inc.; Jones Apparel Group Holdings, Inc.; Jones Apparel Group USA, Inc.; JAG Footwear, Accessories and Retail Corporation

Securities:	6.875% Senior Notes due 2019 (“Notes”)

Amount:	$300,000,000

Coupon (Interest Rate):	6.875%

Yield:	6.875%

Spread to Benchmark Treasury:	380 bps

Benchmark Treasury:	2.750% due February, 2019

Scheduled Maturity Date:	March 15, 2019

Public Offering Price:	100.00% plus accrued interest, if any, from March 7, 2011

Gross Proceeds:	$300,000,000

Underwriting Discount:	2.00% of gross proceeds

Net Proceeds to Issuer before Estimated Expenses:	$294,000,000

Net Proceeds to Issuer after Estimated Expenses:	$293,177,500

Payment Dates:	March 15 and September 15 of each year, commencing on September 15, 2011

Record Dates:	March 1 and September 1 of each year

Redemption	The Notes will be redeemable in whole at any time or in part from time to time, at the Issuers’ option, at a redemption price equal to the greater of:

(1) 100% of the principal amount of the Notes then outstanding to be redeemed; or

(2) the sum of the present values of the remaining scheduled payments of principal and interest on the Notes to be redeemed discounted to the date of redemption at the applicable treasury rate, plus 50 basis points.

Change of Control Triggering Event:	Upon the occurrence of a change of control triggering event (defined as a rating of lower than investment grade during a change of control trigger period), each holder of Notes will have the right to require the Issuers to purchase all or a portion of such holder’s Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date.

CUSIP:	48020U AA6

ISIN:	US48020UAA60

Distribution:	SEC Registered (Registration No. 333-166566)

Listing:	None

Trade Date:	March 2, 2011

Settlement Date:	March 7, 2011 (T+3)

Underwriting		Principal Amount
	Underwriter	of Notes
	Citigroup Global Markets Inc.	$120,000,000
	J.P. Morgan Securities Inc.	99,000,000
	Merrill Lynch, Pierce, Fenner & Smith Incorporated	24,000,000
	SunTrust Robinson Humphrey, Inc.	24,000,000
	Wells Fargo Securities, LLC	24,000,000
	Goldman, Sachs & Co.	9,000,000

	Total	$300,000,000

Notes sold by the underwriters to the public will initially be offered at the initial public offering price set forth above. Any notes sold by the underwriters to securities dealers may be sold at a discount from the initial public offering price of up to 0.375% of the principal amount of the notes. Any such securities dealers may resell any notes purchased from the underwriters to certain other brokers or dealers at a discount from the initial public offering price of up to 0.25% of the principal amount of the notes. If all the notes are not sold at the initial offering price, the underwriters may change the offering price and the other selling terms
The Issuers have filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the Issuers have filed with the SEC for more complete information about the Issuers and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, copies may be obtained from Citigroup Global Markets Inc. at the following address: Brooklyn Army Terminal, 140 58th Street, 8th Floor, Brooklyn, New York 11220 or by calling toll-free at: 800-831-9146.
ANY DISCLAIMERS OR OTHER NOTICES THAT MAY APPEAR BELOW ARE NOT APPLICABLE TO THIS COMMUNICATION AND SHOULD BE DISREGARDED. SUCH DISCLAIMERS OR OTHER NOTICES WERE AUTOMATICALLY GENERATED AS A RESULT OF THIS COMMUNICATION BEING SENT VIA BLOOMBERG OR ANOTHER EMAIL SYSTEM.

Exhibit A-1
Opinion of Cravath, Swaine & Moore LLP
[●], 2011
The Jones Group Inc.
Jones Apparel Group Holdings, Inc.
Jones Apparel Group USA, Inc.
JAG Footwear, Accessories and Retail Corporation
$300,000,000
Principal Amount of
6.875% Senior Notes due 2019
Ladies and Gentlemen:
          We have acted as counsel for The Jones Group Inc., a Pennsylvania corporation (“the Jones Group”) and its subsidiaries Jones Apparel Group Holdings, Inc., a Delaware corporation (“Jones Holdings”), Jones Apparel Group USA, Inc., a Delaware corporation (“Jones USA” and, together with Jones Holdings, the “Delaware Issuers”), and JAG Footwear, Accessories and Retail Corporation, a New Jersey corporation (“JAG Footwear” and, together with the Jones Group and the Delaware Issuers, the “Issuers”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed on Schedule II to the Underwriting Agreement dated March 2, 2011 (the “Underwriting Agreement”), among Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters, and the Issuers, of $300,000,000 principal amount of the Issuers’ 6.875% Senior Notes due 2019 (the “Notes”) to be issued pursuant to an indenture dated [●], 2011 (the “Indenture”), among the Issuers and U.S. Bank National Association, as trustee.
          In that connection, we have examined originals, or copies certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary or appropriate for the purposes of this opinion, including: (a) the Certificate of Incorporation of each Delaware Issuer, as amended;

(b) the By-laws of each Delaware Issuer; (c) resolutions adopted by the Board of Directors of each Delaware Issuer on May 6, 2010; (d) the Registration Statement on Form S-3 (Registration No. 333-166566), filed with the Securities and Exchange Commission (the “Commission”) on May 6, 2010 (the “Registration Statement”) for registration under the Securities Act of 1933 (the “Securities Act”), of an indeterminate amount of debt securities to be issued from time to time by the Issuers; (e) the related prospectus dated May 6, 2010 (together with the documents incorporated therein by reference, the “Basic Prospectus”); (f) the resolutions adopted by the Board of Directors of each Delaware Issuer on [●], 2011; (g) the Prospectus Supplement dated [●], 2011, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus, the “Prospectus”); (h) the documents and other information described in Annex A to this letter (together, the “Specified Disclosure Package”); (i) the Underwriting Agreement; (j) the Indenture and the form of the Note; and (k) the agreements specified on Schedule I hereto (collectively, the “Specified Agreements”). We have relied upon advice from the Commission that the Registration Statement initially became effective on May 6, 2010. We have also relied, with respect to certain factual matters, on the representations and warranties of the Issuers and the Underwriters contained in the Underwriting Agreement, and have assumed compliance by each such party with the terms of the Underwriting Agreement. In particular, we have relied upon each of the Issuers’ representations that it has not been notified pursuant to Rule 401(g) of the Securities Act of any objection by the Commission to the use of the form on which the Registration Statement was filed.
          Our identification of information as part of the Specified Disclosure Package has been at your request and with your approval. Such identification is for the limited purpose of making the statements set forth in this opinion regarding the Specified Disclosure Package and is not the expression of a view by us as to whether any such information has been or should have been conveyed to investors generally or to any particular investors at any particular time or in any particular manner.
          Based on the foregoing and subject to the qualifications set forth herein, we are of opinion as follows:
     1. Based solely on a certificate from the Secretary of State of the State of Delaware, each Delaware Issuer is a corporation validly existing and in good standing under the laws of the State of Delaware, with all necessary corporate power and authority to own, lease and operate its properties and conduct its businesses as described in the Prospectus.
     2. The Notes conform in all material respects to the description thereof contained in the Prospectus and the Specified Disclosure Package.
     3. The Indenture has been duly qualified under the Trust Indenture Act of 1939.
     4. The Indenture has been duly authorized, executed and delivered by each Delaware Issuer. Assuming that the Indenture has been duly authorized, executed and

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delivered by the Issuers (other than the Delaware Issuers), the Indenture constitutes a legal, valid and binding obligation of each of the Issuers enforceable against each of the Issuers in accordance with its terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
     5. The Notes have been duly authorized by each Delaware Issuer. Assuming that the Notes have been duly authorized by the Issuers (other than the Delaware Issuers), when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters pursuant to the Underwriting Agreement, the Notes will constitute legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against the Issuers in accordance with their terms (subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and other similar laws affecting creditors’ rights generally from time to time in effect and to general principles of equity, including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether considered in a proceeding in equity or at law).
     6. The Underwriting Agreement has been duly authorized, executed and delivered by each Delaware Issuer.
     7. No authorization, approval or other action by, and no notice to, consent of, order of, or filing with, any United States Federal, New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by any Issuer for the consummation of the transactions contemplated by the Underwriting Agreement, other than (a) those that have been obtained or made under the Securities Act or the Trust Indenture Act of 1939, (b) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (c) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Notes by the Underwriters.
     8. The issue and sale by the Issuers of the Notes, the consummation of the other transactions contemplated by the Underwriting Agreement and the performance by each Issuer of its obligations under the Underwriting Agreement (a) do not violate the Certificate of Incorporation or By-laws of any Delaware Issuer, (b) do not result in a breach of or constitute a default under the express terms and conditions of any Specified Agreement and (c) will not violate any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of Delaware. Our opinion in clause (b) of the preceding sentence relating to the Specified Agreements does not extend to compliance with any financial ratio or any limitation in any contractual restriction expressed as a dollar amount (or an amount expressed in another currency).

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     9. The statements made in the Prospectus and the Specified Disclosure Package under the caption “Material United States Federal Income Tax Considerations”, insofar as they purport to describe the material tax consequences of an investment in the Notes, fairly summarize the matters therein described.
     10. The Registration Statement became effective under the Securities Act on May 6, 2010, and, assuming prior payment by the Issuers of the pay-as-you-go registration fee for the offering of the Notes, upon filing of the Prospectus with the Commission the offering of the Notes as contemplated by the Prospectus became registered under the Securities Act; to our knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or contemplated under the Securities Act.
     11. Based solely on the certificate dated the date hereof, from an officer of each Issuer, attached as Exhibit A hereto, no Issuer is required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.
          The foregoing opinions are qualified as follows:
     (a) We express no opinion herein as to any provision of the Indenture or the Notes that (i) relates to the subject matter jurisdiction of any Federal court of the United States of America, or any Federal appellate court, to adjudicate any controversy related to the Indenture or the Notes, (ii) contains a waiver of an inconvenient forum or (iii) relates to the waiver of rights to jury trial. We also express no opinion as to (x) whether a state court outside the State of New York or a Federal court of the United States would give effect to the choice of New York law provided for in the Indenture or the Notes or (y) the effect of any provision in the certificate of incorporation of Jones Holdings of the type permitted by Section 102(b)(2) of the General Corporation Law of the State of Delaware.
     (b) We understand that you are satisfying yourselves as to the status under Section 548 of the Bankruptcy Code and applicable state fraudulent conveyance laws of the obligations of the Issuers under the Indenture and the Notes, and we express no opinion thereon.
     (c) We express no opinion with respect to the enforcement of any provision of any agreement providing for indemnification or contribution to the extent contrary or inconsistent with public policy.
     (d) We express no opinion with respect to compliance with, or the application or effect of, Federal or state securities laws, except to the extent set forth in paragraphs 3, 7, 8, and 10 above.
          We are admitted to practice in the State of New York, and we express no opinion as to matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America. In particular, we express no opinion as to any matter governed by the laws of the State of New Jersey or the Commonwealth of Pennsylvania.

4

          In rendering this opinion, we have assumed, without independent investigation, the correctness of, and take no responsibility for, the opinions dated [●], 2011, of (i) Drinker Biddle & Reath LLP, a copy of which has been delivered to you pursuant to paragraph (c) of Section 6 of the Underwriting Agreement, as to all matters of law covered therein relating to the laws of the State of New Jersey and (ii) Schnader, Harrison, Segal & Lewis LLP, a copy of which has been delivered to you pursuant to paragraph (c) of Section 6 of the Underwriting Agreement, as to all matters of law covered therein relating to the laws of the Commonwealth of Pennsylvania.
          We are furnishing this opinion to you, as representatives of the several Underwriters, solely for your benefit and the benefit of the several Underwriters. This opinion may not be relied upon by any other person (including by any person that acquires the Notes from the several Underwriters) or for any other purpose. It may not be used, circulated, quoted or otherwise referred to for any other purpose.
Very truly yours,
The several Underwriters listed on
Schedule II to the Underwriting
Agreement, among the Issuers and
Citigroup Global Markets Inc. and
J.P. Morgan Securities LLC, as representatives
for the several Underwriters
In care of
Citigroup Global Markets Inc.
388	Greenwich Street
New York, New York 10013

5

Annex A
Specified Disclosure Package
          Capitalized terms used in this Annex A have the meanings given to them in the letter to which this Annex A is attached.
1.	Preliminary Prospectus Supplement dated March 2, 2011 (including the Basic Prospectus therein)

2.	Final Term Sheet dated March 2, 2011

SCHEDULE I
Specified Agreements
1.	Indenture, dated as of November 22, 2004, by and among Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., JAG Footwear, Accessories and Retail Corporation, and U.S. Bank National Association, as Trustee.

2.	First Supplemental Indenture, dated as of December 31, 2006, by and among Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., JAG Footwear, Accessories and Retail Corporation, and U.S. Bank National Association, as Trustee.

3.	Second Supplemental Indenture, dated as of April 15, 2009, by and among Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., JAG Footwear, Accessories and Retail Corporation, and U.S. Bank National Association, as Trustee.

4.	Credit Agreement, dated as of May 13, 2009, among Jones Apparel Group, Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., JAG Footwear, Accessories and Retail Corporation, Jones Investment Co. Inc., Jones Jeanswear Group, Inc., Nine West Development Corporation, Jones Jewelry Group, Inc., Jones Apparel Group Canada, LP, the lending institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by Amendment No. 1 and Consent to Credit Agreement, dated as of May 5, 2010, as further amended by Amendment No. 2, dated as of June 29, 2010.

5.	Security Agreement dated as of May 13, 2009, among Jones Apparel Group, Inc. (now named The Jones Group Inc.), Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., JAG Footwear, Accessories and Retail Corporation, Jones Investment Co. Inc., Jones Jeanswear Group, Inc., Nine West Development Corporation, Jones Jewelry Group, Inc., Apparel Testing Services, Inc., Jones Distribution Corporation, Jones Management Service Company, Jones Holding Inc., Jones Apparel Group Canada, LP and JPMorgan Chase Bank, N.A., as administrative agent.

EXHIBIT A
OFFICER’S CERTIFICATE
INVESTMENT COMPANY ACT OF 1940
          The undersigned hereby certifies as follows:
          I am the duly elected officer, holding the office specified below my signature of each of The Jones Group Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., and JAG Footwear, Accessories and Retail Corporation (collectively, the “Company”), and am authorized to execute and deliver this Officer’s Certificate on behalf of the Company.
          I am executing this Certificate knowing that it will be relied upon by Cravath, Swaine & Moore LLP in connection with its legal opinions to be delivered on the date hereof in connection with the Underwriting Agreement dated March 2, 2011.
          (a) The Company:
          is not and does not hold itself out as being engaged primarily, and does not propose to engage primarily, in the business of investing, reinvesting or trading in Securities (as such term is defined in clause (b) of this paragraph 3);
          is not and does not propose to engage in the business of issuing Face-Amount Certificates of the Installment Type (as such term is defined in clause (b) of this paragraph 3), and has not been engaged in such business or have any such certificate outstanding; and
          (iii) is not engaged and does not propose to engage in the business of investing, reinvesting, owning, holding or trading in Securities, and does not own or propose to acquire Investment Securities (as such term is defined in clause (b) of this paragraph 3) having a value exceeding 40% of the value of its total assets, exclusive of Government Securities (as such term is defined in clause (b) of this paragraph 3) and cash items, on an unconsolidated basis.
          For purposes of clause (a), the following terms have the following meanings:
          “Face-Amount Certificate of the Installment Type” means any certificate, investment contract, or other Security which represents an obligation on the part of its issuer to pay a stated or determinable sum or sums at a fixed or determinable date or dates more than twenty-four months after the date of issuance, in consideration of the payment of periodic installments of a stated or determinable amount.
          “Government Security” means any Security issued or guaranteed as to principal or interest by the United States, or by a person controlled or supervised by and acting as an instrumentality of the Government of the United States pursuant to authority granted by the Congress of the United States; or any certificate of deposit for any of the foregoing.
          “Investment Securities” includes all Securities except (A) Government Securities, (B) Securities issued by employees’ securities companies, and (C) Securities issued by majority-owned subsidiaries of the Company which are not themselves investment companies. In considering whether a majority-owned subsidiary is not an investment company for this purpose, it is understood that (i) the exemption under Rule 3(c)(1) of the Investment Company Act of 1940, as amended (the “ICA”), may not be relied upon (such exemption could be available to a company whose outstanding securities (other than short-term paper) are beneficially owned by less than 100 persons and which is not making and does not presently propose to make a public offering of its securities) and (ii) the exemption under Rule 3(c)(7) of the ICA may not be relied upon (such exemption could be available to a company (a) whose outstanding securities are owned exclusively by “qualified purchasers” (i.e., a natural person, trust or company that, in addition to other qualifications, owns at least $5 million in investments) or, subject to certain conditions, whose outstanding securities are beneficially owned by both qualified purchasers and not more than 100 people who are not qualified purchasers and (b) which is not making and does not propose to make a public offering of its securities).
          “Securities” means any note, stock, treasury stock, bond, debenture, evidence of indebtedness, certificate of interest or participation in any profit-sharing agreement, collateral-trust certificate, preorganization certificate or subscription, transferable share, investment contract, voting-trust certificate, certificate of deposit for a security, fractional undivided interest in oil, gas, or other mineral rights, any put, call, straddle, option or privilege on any security (including a certificate of deposit) or on any group or index of securities (including any interest therein or based on the value thereof), or any put, call, straddle, option, or privilege entered into on a national securities exchange relating to foreign currency, or, in general, any interest or instrument commonly known as a “security,” or any certificate of interest or participation in, temporary or interim certificate for, receipt for, guarantee of, or warrant or right to subscribe to or purchase, any of the foregoing.
[signature page follows]

          IN WITNESS WHEREOF, the undersigned has signed this Officer’s Certificate as of the [●] day of [●], 2011.

THE JONES GROUP INC., JONES APPAREL GROUP HOLDINGS, INC., JONES APPAREL GROUP USA, INC., JAG FOOTWEAR, ACCESSORIES AND RETAIL CORPORATION
By
Name:
Title:

EXHIBIT A-2
Opinion of Schnader, Harrison, Segal & Lewis LLP
_________ ___, 2011
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
As Representatives of the several Underwriters
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Re:	Purchase of $300,000,000 6.875% Senior Notes Due 2019 of The Jones Group Inc., Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc. and JAG Footwear, Accessories and Retail Corporation
Dear Ladies and Gentlemen:
     As special Pennsylvania counsel to The Jones Group Inc., a Pennsylvania corporation (the “Company”), we have been requested to render this opinion pursuant to Section 6(c)(i) of the Underwriting Agreement dated March 2, 2011 (the “Underwriting Agreement”) whereby you have agreed to act as representatives of the several underwriters named in Schedule II thereto (“Underwriters”) in connection with a transaction (the”Transaction”) whereby the Company, Jones Apparel Group Holdings, Inc., a Delaware corporation, Jones Apparel Group USA, Inc., a Delaware corporation, and JAG Footwear, Accessories and Retail Corporation, a New Jersey corporation (collectively, the “Issuers”), as joint and several obligors, propose to sell to the Underwriters, $300,000,000 principal amount at maturity of their 6.875% Senior Notes Due 2019 (the “Securities”). The Securities are to be issued under an indenture (the “Indenture”), dated as of _____________, 2011, among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”). The Underwriting Agreement, the Indenture and the Securities are collectively referred to herein as the “Transaction Documents.” All initially capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Underwriting Agreement unless the context clearly requires to the contrary.
     A Registration Statement on Form S-3 (File No. 333-166566) relating to the offer and sale from time to time of securities of the Issuers was filed with the Commission and, as thereafter amended, became effective under the Act on May 6, 2010. Such Registration Statement, as amended at the time it became effective and including the documents incorporated therein by reference, is hereinafter referred to as the “Registration Statement.” The Issuers’ prospectus dated May 6, 2010 included in the Registration Statement, including the documents incorporated therein by reference, is hereinafter referred to as the “Base Prospectus.” The Base Prospectus, as amended or supplemented by the preliminary prospectus supplement relating to the Securities in the form first filed with the Commission pursuant to the Act, is hereinafter referred to as the “Preliminary Prospectus” and such Preliminary Prospectus, as amended or supplemented immediately prior to the Execution Time, together with any Free Writing

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
_________ ___, 2011

Prospectus, taken as a whole, is hereinafter referred to as the “Disclosure Package.” The Base Prospectus, as supplemented by the prospectus supplement dated [   ], 2011 (the “Prospectus Supplement”), relating to the Securities in the form first filed with the Commission pursuant to Rule 424(b) under the Act on [  ], 2011 is hereinafter referred to as the “Final Prospectus.”
     For purposes of this opinion we have examined the Registration Statement; the Transaction Documents; the Disclosure Package; the Final Prospectus; the Certificate of Ira Dansky, General Counsel to the Issuers, dated as of the date hereof and attached hereto as Exhibit “A”; the Subsistence Certificate dated _________ ___, 2011 issued by the Secretary of the Commonwealth of Pennsylvania with respect to the Company (the “Subsistence Certificate”); and such other documents as we deem necessary for the purpose of rendering this opinion. As to certain matters of fact material to this opinion, we have relied upon and assume, without independent investigation, the accuracy and completeness of originals or conformed copies of corporate records, agreements and instruments of the Company submitted to us, certificates of public officials and of officers of the Company and the representations and warranties of the Company contained in each of the Transaction Documents. In all such examinations, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified, facsimiled or reproduced copies.
     We have also assumed (i) that each of the parties, other than the Issuers, to the Transaction Documents, has duly executed and delivered the same, with all necessary power and authority (corporate and otherwise, including, without limitation, due authorization by all necessary corporate or other action on the part of such party and, as to persons acting on behalf of parties other than the Issuers, including agents and fiduciaries, due authorization for such action), (ii) that each such party, other than the Issuers, has complied with all laws, regulations, court orders and agreements applicable to it that affect the Transaction contemplated by the Transaction Documents and (iii) that the Transaction Documents are valid as to and binding upon and enforceable in accordance with their respective terms against all parties thereto, other than the Issuers.
     We have not made any investigation as to any matter governed by Federal or state securities laws and we express no opinion as to the applicability of any such laws to the Transaction.
     As special Pennsylvania counsel to the Company, we are not necessarily familiar with all of the Company’s affairs or all aspects of the Transaction. As a further basis for this opinion, we have made such inquiry of the Company as we have deemed necessary or appropriate for the purpose of rendering this opinion.
     Whenever a statement herein is qualified by the phrase “to our knowledge”, or similar phrases, it is intended to indicate that, during the course of our representation of the Company no information that would give us current actual knowledge of the inaccuracy of such statement has

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
_________ ___, 2011

come to the attention of those attorneys presently in this firm involved in our current representation of the Company. We have not, however, undertaken any independent investigation or review to determine the accuracy of any such statement. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from the fact of our representation of the Company.
     Based on the foregoing, we are of the opinion that:
     1. The Company (i) is a corporation organized and validly subsisting under the laws of the Commonwealth of Pennsylvania and (ii) has the requisite corporate power and authority to own and hold under lease its property and to conduct its business as currently conducted by the Company.
     2. The Company has full corporate power and authority to execute and deliver each of the Transaction Documents to which it is a party and to perform its obligations thereunder; and all corporate action required to be taken for the due authorization, execution and delivery by the Company of each of the Transaction Documents to which it is a party and the consummation of the Transactions contemplated thereby have been duly and validly taken.
     3. The execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms of the Transaction Documents and the consummation of the Transaction contemplated by the Transaction Documents will not result in any violation of any Pennsylvania statute or any published judgment, order or decree issued by a Pennsylvania court binding on the Company of which we have knowledge, any published rule or regulation of any Pennsylvania governmental agency or body having jurisdiction over the Company or any of its respective properties or assets, and no consent, approval, authorization or order of, or filings or registration with, any such court or governmental agency or body under any such statute, judgment, order, decree, rule or regulation is required for the execution, delivery and performance by the Company of each of the Transaction Documents to which it is a party, the issuance, authentication, sale and delivery of the Securities and compliance by the Company with the terms of the Transaction Documents and the consummation of the Transaction contemplated by the Transaction Documents, except for such consents, approvals, authorizations, filings, orders, registrations or qualifications which have been obtained or made prior to the Closing Date.
     4. To our knowledge, there are no pending or overtly threatened actions or suits or judicial, arbitral, administrative or other proceedings within the Commonwealth of Pennsylvania to which the Company is a party by which any respective property or assets of the Company is subject which (i) singularly or in the aggregate, if determined adversely to the Company, could reasonably be expected to have a Material Adverse Effect, or (ii) questions the validity or enforceability of any of the Transaction Documents or any action taken or to be taken pursuant thereto.

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
_________ ___, 2011

     5. Subject to the discussion below, in any action or proceeding in Pennsylvania arising out of, or relating to, any one or more of the Transaction Documents, a court sitting in Pennsylvania would uphold and enforce the provisions of the Transaction Documents requiring that the laws of the State of New York govern the Transaction Documents in an action brought in such court with respect thereto.
     With respect to the choice of applicable law, Pennsylvania courts consistently hold that they will honor and enforce the parties’ contractual choice of law, if clearly set forth in a choice of law clause in a contract; so long as the choice does not seriously impair a plaintiff’s ability to pursue a cause of action under the contract or violate public policy, or there is no other compelling reason not to honor the choice. Central Contracting Co. v. C.E. Youngdahl & Co., 418 Pa. 122, 209 A.2d 810 (1965); Instrumentation Associates, Inc. v. Madsen Electronics, Ltd., 859 F.2d 4 (3rd Cir. 1988); American Air Filter Co., Inc. v. McNichol, 527 F.2d 1297 (3rd Cir. 1975); LCI Communications. Inc. v. Wilson, 700 F.Supp. 1390 (W.D.Pa. 1988); Van Muching [sic] & Co., Inc. v. M/V Star Mindanao, 630 F.Supp. 433 (E.D.Pa. 1985).
     For purposes of this opinion, we have assumed that the Transaction Documents were negotiated and will be signed in New York and that all payments under the Transaction Documents will be made in New York. While we have found no Pennsylvania decision specifically on point, we believe that such factors constitute a sufficient relation of the State of New York to the Transaction to permit the application of New York law under Pennsylvania choice of law rules. See Seeman v. Philadelphia Warehouse Co., 274 U.S. 403 (1927); Aluminum Co. of America v. Essex Group, Inc., 499 F.Supp. 53 (W.D.Pa. 1980).
     We have no actual knowledge of any facts or circumstances by which the choice of New York law would seriously impair a plaintiff’s ability to pursue a cause of action under the Transaction Documents or the Transaction to which they relate or which would violate public policy, and we are similarly not aware of any compelling reason not to honor the choice of New York law under the Transaction Documents. We note, however, that we are special Pennsylvania counsel only and have made no independent investigation of facts relating to the Transaction to which the Transaction Documents relate, and there may be relevant facts or circumstances of which we are not aware. Also, we call to your attention that matters such as the sufficiency of a cause of action or public policy involve subjective determinations based on the circumstances at the time that a suit is brought or that the issue arises, and we cannot give any opinion or assurances on future facts or circumstances or subjective judgments.
     We are attorneys admitted to practice in the Commonwealth of Pennsylvania, and we express no opinion as to the laws of any other jurisdiction.
     The opinion is given as of the date hereof and is limited to the facts, circumstances and matters set forth herein and to laws currently in effect. No opinion may be inferred or is implied beyond matters expressly set forth herein, and we do not undertake or assume any obligation to

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
_________ ___, 2011

update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any change in law which may hereafter occur.
     This opinion is furnished for the benefit of only the Underwriters and U.S. Bank National Association as Trustee in connection with the Transaction Documents and may not be used or relied upon by any other person or entity for any other purpose whatsoever without in each instance our prior written consent.
Sincerely,

EXHIBIT “A”
OPINION CERTIFICATE
     Reference is hereby made to the Underwriting Agreement (as such term is defined in the opinion (the “Opinion”)) of even date herewith addressed to Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters which are parties thereto, and to which this Exhibit “A” is attached.
     The undersigned, General Counsel of The Jones Group Inc. (the “Company”), hereby acknowledges that, in connection with, and pursuant to, the Underwriting Agreement: (i) Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in the Schedule II thereto, have requested that Schnader Harrison Segal & Lewis LLP (the “Firm”), deliver the Opinion; (ii) this Certificate is being delivered to induce the Firm to render the Opinion; and (iii) the Firm has relied, and will rely, upon the certifications, warranties and representations contained herein in rendering its Opinion. All initially capitalized terms used herein and not otherwise defined herein shall have the same meaning as ascribed to such terms in the Opinion.
     NOW, THEREFORE, the undersigned hereby certifies, warrants and acknowledges, intending to be legally bound hereby, for the benefit of the Firm, as follows:
     1. The execution and delivery by the Company of the Transaction Documents, and the performance of the Company’s obligations thereunder do not result in a violation of, or constitute a default under any provision of the Company’s Articles of Incorporation or Bylaws, as each has been amended and in effect on the date hereof, or any indenture, agreement or other instrument to which the Company is a party or by which the Company’s assets may be bound;
     2. Attached hereto are true, correct and complete copies of the resolutions of the Company approved by the Board of Directors of the Company by written consent or duly adopted by such Board of Directors authorizing the Company’s execution, delivery and performance of the Transaction Documents, and the performance of the transactions contemplated thereby (collectively, the “Resolutions”). The Resolutions are currently in full force and effect and have not been amended, modified or revoked since the date of due adoption thereof by the Company; and
     3. Attached hereto are true, correct and complete copies of the Company’s Articles of Incorporation and Bylaws (collectively, the “Organizational Documents”), as each has from time to time been amended and each of such Organizational Documents is currently in full force and effect and has not been further amended, modified, or revoked since the date of adoption thereof by the Company.
     IN WITNESS WHEREOF, intending to be legally bound hereby, the undersigned has executed and delivered this Certificate to Schnader Harrison Segal & Lewis LLP, as of this ____ day of _________, 2011.

THE JONES GROUP INC.
By:
Ira M. Dansky, General Counsel

EXHIBIT A-3
Opinion of Drinker, Biddle & Reath LLP
______, 2011
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
c/o Citigroup Global Markets Inc.
388 Greenwich Street
New York, New York 10013
Ladies and Gentlemen:
     We have acted as special counsel to JAG Footwear, Accessories and Retail Corporation, a New Jersey corporation (the “Company”), in connection with the sale by the Company, The Jones Group Inc., a Pennsylvania corporation (“Jones Group”), Jones Apparel Group Holdings, Inc., a Delaware corporation (“Jones Apparel Group Holdings”), Jones Apparel Group USA, Inc., a Delaware corporation (“Jones Apparel Group USA”, and together with Jones Group, Jones Apparel Group Holdings and the Company, the “Issuers”) to the Underwriters identified in Schedule II to that certain Underwriting Agreement dated as of March 2, 2011 (the “Underwriting Agreement”) among the Issuers, Citigroup Global Markets Inc. (“Citigroup”) and J.P. Morgan Securities LLC (together with Citigroup, the “Representatives”), as representatives of the Underwriters, of the principal amount of Issuers’ securities identified in Schedule I to such Underwriting Agreement (the “Securities”).
     The Securities will be issued under an indenture dated as of [______], 2011 (the “Indenture”), among the Issuers and U.S. Bank National Association, as trustee (the “Trustee”).
     We are delivering this opinion of counsel to you at the direction of the Company and pursuant to Section 6(c)(ii) of the Underwriting Agreement.
     All capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in the Transaction Documents (hereafter defined).
          1. DOCUMENTS REVIEWED; SCOPE OF KNOWLEDGE
     1.1. In connection with this opinion, we have examined executed copies of the following documents (collectively, the “Transaction Documents”):
(a)	the Underwriting Agreement;

(b)	the Indenture; and

(c)	the Securities.

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
[______], 2011

     1.2. We have also examined:
     (a) a copy of a Certificate of Good Standing for the Company issued by the Department of Treasury of the State of New Jersey and dated [______], 2011 (the “Good Standing Certificate”);
     (b) a copy of the Company’s Certificate of Incorporation certified on [______], 2011 by the Department of Treasury of the State of New Jersey (the “Certificate of Incorporation”);
     (c) a copy of the Company’s bylaws as amended and/or restated to date (the “Bylaws”);
     (d) a copy of the Resolution adopted by the Company’s Board of Directors on [______], 2011 (the “Resolutions”);
     (e) the General Certificate of the Company which is attached to this opinion and upon which we have relied as to questions of material fact related to our opinion, including without limitation the Certificate of Incorporation, Bylaws and Resolutions (the “General Certificate”); and
     (f) such other documents or certificates of public officials and officers of the Company as we have deemed necessary or appropriate as a basis for the opinions set forth herein.
     1.3. Statements made in the opinions set forth herein “to our knowledge” or with respect to matters “known to us” are based solely on information actually known to those lawyers currently practicing with this firm and engaged in the representation of the Company in connection with the Securities, and, signifies that after due inquiry, no facts have come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate. “Due inquiry” as used herein means, a review of the documents listed in Sections 1.1 and 1.2 of this opinion.
2. ASSUMPTIONS
     2.1. For purposes of this opinion, we have, with your permission, assumed without independent investigation that:
     (a) all Transaction Documents submitted to us as originals are authentic and all documents, certificates and instruments submitted to us as copies conform to the originals of such documents, certificates and instruments;

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
[______], 2011

     (b) the Transaction Documents will be duly authorized, executed and delivered by each of the parties thereto other than the Company, and the execution, delivery and performance of the obligations thereunder will not violate or contravene the articles of incorporation, bylaws, operating agreements, other governance documents or laws governing any such other party or agreements or restrictions to which any of them, other than the Company, is party or by which such other party is bound;
     (c) the Transaction Documents constitute the valid and binding obligation of each of the parties thereto other than the Company, enforceable against each such party in accordance with their terms;
     (d) the persons, other than representatives of the Company, who will execute, acknowledge and deliver the Transaction Documents on behalf of each of the parties thereto, including, without limitation, the Underwriters, the Representatives and the Trustee will be duly authorized to do so by each such party;
     (e) all parties to the Transaction Documents, other than the Company, have the legal power and authority to enter into the transactions contemplated by the Transaction Documents;
     (f) the representations made by the Company in the Transaction Documents and the General Certificate are true and correct;
     (g) the Company will receive consideration;
     (h) all natural persons who will be signing the Transaction Documents have the requisite legal capacity to do so, and all signatures of all parties, other than the Company’s signatures, on all Transaction Documents will be genuine;
     (i) each of the parties, other than the Company, is duly organized, validly existing and in good standing under the laws that govern its formation, is duly authorized and qualified to transact business and has the right, power and legal and corporate authority to enter into and perform all of its obligations under the Transaction Documents to which it is a party;
     (j) all parties to the Transaction Documents, other than the Company, are qualified and/or licensed to the extent required by applicable law; and
     (k) there has been no change in the good standing of the Company since the date of the Good Standing Certificate.

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
[______], 2011

3. OPINIONS
3.1. Based upon the foregoing, we are of the opinion that:
     (a) Based solely on the Good Standing Certificate, the Company is a corporation organized, existing, validly registered and in good standing under the laws of the State of New Jersey.
     (b) The Company has the requisite corporate power and authority to execute, deliver and perform all of its undertakings under the Transaction Documents and, to our knowledge, to conduct its business as currently conducted.
     (c) The execution, delivery and performance by the Company of the Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby have been duly authorized by all necessary corporate action on the part of the Company.
     (d) The execution, delivery and performance of the Company’s obligations under the Transaction Documents do not contravene (i) the Bylaws, (ii) any existing provision of law or any rule or regulation of the State of New Jersey known to us and applicable to the Company, or (iii) any judgment, writ, injunction, decree, order or ruling known to us of any court or governmental authority binding on the Company.
     (e) To our knowledge, no approval, consent, order or authorization of, or designation, registration, declaration or filing with, any New Jersey governmental or public body or authority is required in connection with the valid execution, delivery and performance by the Company of the Transaction Documents, except for such approvals, consents, orders, authorizations, designations, registrations, declarations or filings which (i) have been obtained or made prior to the Closing Date or (ii) may be required to be obtained or made under applicable state securities laws.
     (f) To our knowledge, there is no action, suit, proceeding, inquiry or investigation, at law or in equity, before or by any New Jersey court, regulatory agency, public board or body pending or threatened against the Company wherein an unfavorable ruling or finding (a) would question the validity or enforceability of the Transaction Documents, or (b) would have a Material Adverse Effect with respect to the Company.

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
[______], 2011

4. EXCEPTIONS AND QUALIFICATIONS
     4.1. All of the opinions set forth above are subject to the following exceptions and qualifications:
     (a) As to any matters of fact material to the opinions expressed herein, we have relied upon the truth, accuracy and completeness of the representations and warranties of the Company set forth in the Transaction Documents and the General Certificate attached hereto as Exhibit A. Except as otherwise expressly indicated herein, we have not undertaken any independent investigation of factual matters.
     (b) Requirements in the Transaction Documents specifying that provisions therein may only be waived in writing may be unenforceable if an oral agreement modifying such provisions has been made or an implied agreement by trade practice or course of conduct has been created modifying any provision of the Transaction Documents.
     (c) The validity, binding effect and enforceability of the Transaction Documents are subject to applicable bankruptcy, insolvency, reorganization, moratorium, receivership, fraudulent conveyance and similar laws affecting the enforcement of creditors’ rights generally.
     (d) Our opinions relating to the enforceability of the Transaction Documents and the availability of injunctive relief are subject to the effect of general principles of equity, including (without limitation) concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).
     (e) Our opinions relating to the enforceability of the Transaction Documents are subject to the effect of applicable law that may limit the enforceability or render ineffective certain of the provisions of the Transaction Documents, including, without limitation, provisions with respect to particular remedies such as self-help remedies and appointment of a receiver, provisions allowing post-judgment interest in excess of that permitted on judgments in the State of New Jersey, provisions containing waivers, such as waivers of commercial reasonableness or provisions limiting or absolving the Underwriter, the Representatives or the Trustee of liability, choice of law provisions, provisions establishing evidentiary standards or governing law provisions and provisions granting unlimited power of attorney to act on behalf of another party.

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
[______], 2011

     (f) Except as limited by paragraph 3.1(e), our opinions are limited to (a) authorizations, approvals, actions, notices and filings by or in respect of governmental authorities pursuant to the requirements of, and (b) violations of, and the creation and imposition of liens under, any laws of the State of New Jersey or federal laws, if applicable, which in our experience are normally applicable to transactions of the type provided for in the Transaction Documents.
     (g) Other than as specifically set forth herein, we have not reviewed and give no opinion as to any documents other than the Transaction Documents.
     4.2. Our opinions set forth above are subject to the further qualifications that we express no opinion as to:
     (a) the effect of the law of any jurisdiction other than the State of New Jersey on any aspect of this transaction, including without limitation, enforceability, qualification to do business, and usury;
     (b) the enforceability of any provisions in the Transaction Documents imposing any penalties or forfeitures, prepayment compensation, payment of attorney fees, late payment charges, or an increase in interest rate upon the occurrence of a default or an event or default;
     (c) the enforceability of provisions contained in the Transaction Documents which purport to constitute or provide for the waiver and release of any rights, claims, defenses, set-offs, counterclaims or remedies of the Company, including, without limitation, the waiver and release of (1) the benefit of statutes of limitation or moratoria, (2) the right to a jury trial, (3) errors, defects and imperfections in proceedings, service of process or the establishment of jurisdiction or venue, (4) the benefits of any stay of execution, exemption from service of process or extension of time for payment, (5) the benefits of laws requiring the election of remedies, (6) the benefits of laws, regulations or judicial decisions exempting certain property and/or proceeds from execution, attachment, levy or sale, (7) diligence, valuation and appraisement and (8) stay of execution;
     (d) the financial condition or solvency of the Company;
     (e) the enforceability of the indemnification provisions of the Transaction Documents insofar as said provisions contravene public policy or might require indemnification or payments to the Underwriter, the Representatives or the Trustee with respect to any litigation determined, in whole or part, adversely to the Underwriter, the Representatives or the Trustee, or any loss, cost or expense arising

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
[______], 2011

out of the Underwriter’s, the Representatives’ or the Trustee’s negligence, gross negligence or willful misconduct or any violation by the Underwriter, the Representative or the Trustee of statutory duties, general principles of equity or public policy;
     (f) the enforceability of remedies when no material default on the part of the Company exists;
     (g) any “blue sky” or securities law of any jurisdiction or with regard to the antitrust laws of any jurisdiction; and
     (h) the effect on the opinions expressed herein of (i) the compliance or non-compliance of any party to the Transaction Documents (other than the Company to the extent set forth herein) with any state, federal or other laws or regulations applicable to them or (ii) the legal or regulatory status or the nature of the business of any party to the Transaction Documents (other than the Company to the extent set forth herein).
     The foregoing expresses our legal opinion as to the matters set forth above based upon our professional knowledge and judgment. No opinion is to be implied or inferred beyond the opinion expressly stated herein.
     We undertake no obligation to inform you of any matters, whether of law or of fact, which may subsequently come to our attention or subsequently occur which affect in any way the opinion expressed herein, which is based upon our assumption that any court sitting in the State of New Jersey will adhere to existing judicial precedents.
     This opinion is being furnished only to the Underwriters and their respective successors and assigns in connection with the Transaction Documents and is solely for each such person’s benefit in connection with the above transaction. This opinion may not be relied upon by any other person, firm or corporation for any purpose without our prior written consent.

Very truly yours, DRINKER BIDDLE & REATH LLP

EXHIBIT A
GENERAL CERTIFICATE
See attached.

EXHIBIT A-4
Opinion of Ira M. Dansky, Esq.
March [•], 2011
Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
Goldman, Sachs & Co.
c/o Citigroup Global Markets, Inc.
388 Greenwich Street
New York, NY 10013
c/o J.P. Morgan Securities LLC
270 Park Avenue
New York, NY 10017
     Re: $300,000,000 Principal Amount of 6.875% Senior Notes due 2019
Ladies and Gentlemen:
     You have requested my opinion as General Counsel of The Jones Group Inc., a Pennsylvania corporation (“the Jones Group”) and its subsidiaries Jones Apparel Group Holdings, Inc., a Delaware corporation (“Jones Holdings”), Jones Apparel Group USA, Inc., a Delaware corporation (“Jones USA”), and JAG Footwear, Accessories and Retail Corporation, a New Jersey corporation (“JAG Footwear” and together with the Jones Group, Jones Holdings and Jones USA, the “Issuers”), in connection with the purchase by the several Underwriters (the “Underwriters”) listed on Schedule II to the Underwriting Agreement dated March 2, 2011 (the “Underwriting Agreement”), among Citigroup Global Markets Inc. and J.P. Morgan Securities LLC, as representatives of the Underwriters, and the Issuers of $300,000,000 principal amount of the Issuers’ 6.875% Senior Notes due 2019 (the “Securities”), to be issued under an Indenture dated as of the date hereof (the “Indenture”), among the Issuers and U.S. Bank National Association, as trustee. Capitalized terms used herein but not defined shall have the meaning ascribed to them in the Underwriting Agreement.
     In that connection, I have examined originals, or copies certified or otherwise identified to my satisfaction, of such documents, corporate records and other instruments as I have deemed necessary or appropriate for the purposes of this opinion, including (i) the Articles or Certificate of Incorporation of each Issuer, as amended or restated, (ii) the By-laws of each Issuer, as amended or restated, (iii) the Underwriting Agreement, (iv) the Registration Statement on Form S-3 (Registration No. 333-166566), filed with the Securities and Exchange Commission (the
1411 BROADWAY, NEW YORK, NEW YORK 10018

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
Goldman, Sachs & Co.
March [•], 2011

“Commission”) on May 6, 2010 (the “Registration Statement”) for registration under the Securities Act of 1933 (the “Securities Act”), of an indeterminate amount of debt securities to be issued from time to time by the Issuers, (v) the related prospectus dated May 6, 2010 (together with the documents incorporated therein by reference, the “Basic Prospectus”), (vi) the Prospectus Supplement dated [•], 2011, filed with the Commission pursuant to Rule 424(b) of the General Rules and Regulations under the Securities Act (together with the Basic Prospectus, the “Prospectus”), (vii) the Indenture and the form of the Security attached thereto (together with the Underwriting Agreement and the Securities, the “Transaction Documents”), (viii) resolutions adopted by the Boards of Directors of Jones Holdings and Jones USA on [•], 2011, and (ix) the agreements specified on Schedule I hereto (collectively, the “Specified Agreements”).
     Based on the foregoing and subject to the qualifications hereinafter set forth, I am of opinion as follows:
     1. Based solely on a certificate from the Secretary of the State of the State of Delaware, each of Jones Holdings and Jones USA is a corporation validly existing and in good standing under the laws of the State of Delaware, with all requisite corporate power and authority to own, lease and operate its properties and conduct its business as described in the Registration Statement and the Prospectus.
     2. The execution and delivery by Jones Holdings and Jones USA, respectively, of the Transaction Documents and the performance by Jones Holdings and Jones USA, respectively, of their obligations thereunder have been duly authorized by all requisite corporate action on the part of Jones Holdings and Jones USA, respectively.
     3. The Transaction Documents have each been duly authorized, executed and delivered by Jones Holdings and Jones USA, respectively.
     4. Each Issuer is qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, other than jurisdictions in which the failure so to qualify would not have a Material Adverse Effect on the Jones Group and its subsidiaries taken as a whole.
     5. The issue and sale by the Issuers of the Securities, the consummation of the other transactions contemplated by the Transaction Documents and the performance by each Issuer of its obligations under the Transaction Documents (i) do not violate the Articles or Certificate of Incorporation or By-laws, as amended or restated, of any Issuer, (ii) to my knowledge, do not result in a breach of, or constitute a default under, the express terms of any Specified Agreement except as would not have a Material Adverse Effect on the Jones Group and its subsidiaries, taken as a whole, or (iii) will not violate in any material respect any law, rule or regulation of the United States of America, the State of New York or the General Corporation Law of the State of

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
Goldman, Sachs & Co.
March [•], 2011

Delaware or, to my knowledge, any order or decree of any court or government agency or instrumentality, in each case, applicable to any Issuer.
     6. The statements made under the captions “Item 3. Legal Proceedings” in the Jones Group’s Annual Report on Form 10-K for the year ended December 31, 2010, as incorporated by reference in the Registration Statement and the Prospectus insofar as they purport to constitute summaries of the legal proceedings to which the Jones Group is a party, fairly summarized the matters therein described.
     7. To my knowledge, no authorization, approval or other action by, and no notice to, consent of, order of or filing with, any United States Federal or New York State or, to the extent required under the General Corporation Law of the State of Delaware, Delaware governmental authority is required to be made or obtained by any Issuer for the consummation of the transactions contemplated by the Transaction Documents, other than (i) those that have been obtained or made under the Securities Act or the Trust Indenture Act of 1939, (ii) those that may be required under the Securities Act in connection with the use of a “free writing prospectus” and (iii) those that may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters.
     8. To my knowledge, there is no pending or threatened action, suit or proceeding before any court or governmental agency or authority or arbitrator involving the Issuers or the business, assets or rights of the Issuers (i) that purports to affect the legality, validity or enforceability of the Transaction Documents or (ii) as to which there is a probability of an adverse determination and which, if adversely determined, would be likely in my judgment to have a Material Adverse Effect on the Jones Group and its subsidiaries, taken as a whole, or on the ability of the Issuers to perform their obligations under the Transaction Documents.
     9. To my knowledge, none of the Issuers is (i) in violation of its Articles or Certificate of Incorporation or By-laws, as amended or restated, (ii) in default, and no event has occurred which, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which it is a party or by which it is bound or to which any of its property or assets is subject or (iii) in violation of any law, ordinance, governmental rule, regulation or court decree to which it or its property or assets are subject, except in case of clause (ii) or (iii) above for any such violation or default which would not have a Material Adverse Effect.
     In connection with the foregoing, I point out that certain of the indentures, agreements and instruments referred to in clause (ii) above may be governed by laws other than the laws of the State of New York. For purposes of the opinion expressed in this paragraph, however, I have assumed that all such indentures, agreements and instruments are governed by and would be interpreted in accordance with the laws of the State of New York.

Citigroup Global Markets Inc.
J.P. Morgan Securities LLC
Merrill Lynch, Pierce, Fenner & Smith Incorporated
SunTrust Robinson Humphrey, Inc.
Wells Fargo Securities, LLC
Goldman, Sachs & Co.
March [•], 2011

     I am admitted to practice in the State of New York, and I express no opinion as to any matters governed by any laws other than the laws of the State of New York, the General Corporation Law of the State of Delaware and the Federal laws of the United States of America.
     I am furnishing this letter to you, as Underwriters, solely for your benefit. This opinion may not be relied upon by any other person (including by any person that acquires the Securities from you) or for any other purpose or used, circulated, quoted or otherwise referred to for any other purpose.

Very truly yours, Ira M. Dansky General Counsel

SCHEDULE I
Specified Agreements
1.	Indenture, dated as of November 22, 2004, by and among Jones Apparel Group, Inc. (now named The Jones Group Inc.), Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., JAG Footwear, Accessories and Retail Corporation, and U.S. Bank National Association, as Trustee.

2.	First Supplemental Indenture, dated as of December 31, 2006, by and among Jones Apparel Group, Inc. (now named The Jones Group Inc.), Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., JAG Footwear, Accessories and Retail Corporation, and U.S. Bank National Association, as Trustee.

3.	Second Supplemental Indenture, dated as of April 15, 2009, by and among Jones Apparel Group, Inc. (now named The Jones Group Inc.), Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., JAG Footwear, Accessories and Retail Corporation, and U.S. Bank National Association, as Trustee.

4.	Credit Agreement, dated as of May 13, 2009, among Jones Apparel Group, Inc. (now named The Jones Group Inc.), Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., JAG Footwear, Accessories and Retail Corporation, Jones Investment Co. Inc., Jones Jeanswear Group, Inc., Nine West Development Corporation, Jones Jewelry Group, Inc., Jones Apparel Group Canada, LP, the lending institutions party thereto and JPMorgan Chase Bank, N.A., as administrative agent, as amended by Amendment No. 1 thereto dated as of May 5, 2010, Amendment No. 2 thereto dated as of June 29, 2010.

5.	Security Agreement dated as of May 13, 2009, among Jones Apparel Group, Inc. (now named The Jones Group Inc.), Jones Apparel Group Holdings, Inc., Jones Apparel Group USA, Inc., JAG Footwear, Accessories and Retail Corporation, Jones Investment Co. Inc., Jones Jeanswear Group, Inc., Nine West Development Corporation, Jones Jewelry Group, Inc., Apparel Testing Services, Inc., Jones Distribution Corporation, Jones Management Service Company, Jones Holding Inc., Jones Apparel Group Canada, LP and JPMorgan Chase Bank, N.A., as administrative agent.